Exhibit 99.1

Rocket Fuel Continues Shift to Platform Business with Restructuring Initiative

Changes designed to accelerate long-term goal of achieving predictive marketing leadership

REDWOOD CITY, Calif., January 9, 2017 – Rocket Fuel (NASDAQ: FUEL), a leading predictive marketing platform provider, today announces organizational changes that are expected to accelerate its ongoing transformation into a leading SaaS-based platform solutions company.

“In the third quarter of 2016, we experienced growth of 141% in our platform business, and signed our first platform agreement with a major US agency holding company. We are continuing our transformation into a leading predictive marketing platform provider, and announcing changes today designed to further our growth at scale. We are excited about the company’s platform business growth and our guidance for the fourth quarter remains unchanged,” said CEO Randy Wootton.

As part of these changes, Rocket Fuel is further organizing its operations around two core offerings – predictive marketing platform solutions and media services – with David Gosen, currently SVP and Managing Director of International, expanding his role to become GM, Platform Solutions & International, and Simon Hayhurst, currently SVP of Product, becoming GM of Media Services. This reorganization will also result in the elimination of 93 services and administrative positions, representing 11 percent of the employee base. Along with real estate consolidation projects, including the relocation of the company’s corporate headquarters and other streamlining of facilities, the company anticipates that these changes will reduce operating expenses by approximately $20 million annually.

"Our top goal in 2017 is returning to growth,” said Wootton. “We will do this by working side by side with the world’s largest agencies and brands to leverage the value of our predictive marketing platform. We believe we can accelerate the traction in our platform solution business, which – at scale – should have lower costs of sales and service. We will continue plans to integrate our Moment Scoring technology into the top marketing platform OEMs to improve their predictive capabilities. Finally, we will continue partnering with some of the most influential system integrators to create robust solutions for their customers that integrate the very best offerings in the adtech/martech ecosystem.”

Wootton continued: ”We are inspired by the evolution of digital marketing from programmatic media buying to truly predictive marketing, particularly the application of AI and big data to predict the potential of every moment and make marketing more meaningful and accountable. The business models and cost structures for our media services and platform businesses are different, so the changes we are making today will better align our company to these goals. They reflect our commitment to building the definitive full funnel platform for predictive marketing, and we look forward to leading the way in 2017 and beyond.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events, expected business growth, and our expected fourth quarter 2016 and future financial performance. Such statements include, but are not limited to: the anticipated cost reductions and other beneficial expected impacts from the company’s restructuring initiatives, and the company’s strategies to achieve growth in its business. Words such as “expect,” “goal,” “forward,” “plan,” “believe” and other similar words in various tenses are also intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, the company’s ability to implement the restructuring initiatives described above; and potential negative impacts of the restructuring initiatives. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

Rocket Fuel applies artificial intelligence and big data to predict the potential of every moment and make marketing more meaningful and accountable. Headquartered in Redwood City, California, the company has more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." Rocket Fuel, the Rocket Fuel logo, Moment Scoring, Advertising That Learns and Marketing That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Media Contact:
Bite Communications for Rocket Fuel
Bethany Mullinix, 415-817-9990
Rocket_fuel@biteglobal.com
or
Investor Relations:
Rocket Fuel
650-517-2045
ir@rocketfuel.com